RENTAL AGREEMENT

Office Building

Mirenco, Inc. hereby agrees to pay a "flat-fee" rent to Fosseen Manufacturing & Development, Inc. ("FMD") in the amount of $1,200.00 per month. This rent is for the use of the 40 foot by 60 foot concrete block office building and property located at 206 May Street, Radcliffe, Iowa, owned by FMD.

This Agreement expires December 31, 2000, but will continue on a month-to-month basis until the parties agree to a new Rental Agreement for subsequent periods.


/s/ Dwayne Fosseen                                /s/ Dwayne Fosseen
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For Mirenco, Inc.                                     For FMD